SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                              FORM 8-K


                           CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 18, 2000
                                                        (January 18, 2000)

                          Trustco Bank Corp NY


           (Exact name of registrant as specified in its charter)

                                 New York
               (State or other jurisdiction of incorporation)


        0-10592                                        14-1630287
      (Commission File Number)              (IRS Employer Identification No.)


                 192 Erie Boulevard, Schenectady, New York 12305
               (Address of principal executive offices) (Zip Code)

          Registrant's telephone number, including area code: (518) 377-3311

TrustCo Bank Corp NY


Item 5.        Other Events

               On January 18, 2000, TrustCo Bank Corp NY ("TrustCo") issued two press releases with year to date and fourth quarter results for the period ending December 31, 1999. Attached is a copy of each press release labeled as Exhibits 99(a) and 99(b).



Item 7         (c) Exhibits


          Reg S-K Exhibit No.                Description
                  99(a) Highlights Press Release of January 18, 2000, for the period ending December 31, 1999, regarding year to date and fourth quarter results.



                  99(b) Press Release of January 18, 2000, for the period ending December 31, 1999, regarding year to date and fourth quarter results.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 18, 2000



                                               TrustCo Bank Corp NY
                                               (Registrant)


                                               By:/s/ Robert T. Cushing
                                                  Robert T. Cushing
                                                  Vice President and
                                                  Chief Financial Officer

                                Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.        Description                             Page
__________________         ____________________________         __________


   99(a)                    Highlights Press Release                5
                            of January 18, 2000,  for the
                            period  ending  December 31, 1999,
                            regarding year to date and fourth
                            quarter results.

   99(b)                    Press Release of January  18,           6
                            2000,  for the period ending
                            December 31, 1999,  regarding
                            year to date and fourth quarter
                            results.

TRUSTCO                                                          Exhibit 99(a)
Bank Corp NY                                                   News Release
_______________________________________________________________________________
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668


                    William F. Terry
                    Senior Vice President and Secretary
                    518-381-3611


FOR IMMEDIATE RELEASE: Schenectady, New York - January 18, 2000

TrustCo Bank Corp NY
(dollars in thousands, except per share data)


                                                                12/99                           12/98
Three Months Ended December 31:
       Net Income                                       $       9,398                           8,762
         Provision for Loan Losses                              1,050                           1,230

Average Equivalent Shares Outstanding:
         Basic                                             53,541,000                      53,589,000
         Diluted                                           55,778,000                      56,029,000

         Net Income per Share:
         Basic                                          $        0.18                            0.16
         Diluted                                                 0.17                            0.16
Twelve Months Ended December 31:
         Net Income                                     $      38,185                          35,015
         Provision for Loan Losses                              5,063                           4,610

Average Equivalent Shares Outstanding:
         Basic                                             53,696,000                      53,627,000
         Diluted                                           55,910,000                      55,907,000

         Net Income per Share:
         Basic                                          $        0.71                            0.65
         Diluted                                                 0.68                            0.63

Period End:
Total Assets                                                2,364,022                       2,485,080
Total Nonperforming Loans                                       9,921                          12,383
Total Nonperforming Assets                                     11,692                          17,557
Allowance for Loan Losses                                      55,820                          54,375
Allowance as a Percentage
  of Total Loans                                                 4.14%                           4.11%


Note: All share and per share information is calculated after to the 2 for 1 stock split declared August, 1999.
                                                        # # #



TRUSTCO                                                           Exhibit 99(b)
Bank Corp NY                                               News Release
_______________________________________________________________________________
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668


                    William F. Terry
                    Senior Vice President and Secretary
                    518-381-3611


          TRUSTCO ANNOUNCES FULL YEAR AND FOURTH QUARTER 1999 RESULTS

Schenectady, New York - January 18, 2000

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced record results for 1999. Net income for the full year 1999 was $38.2 million, an increase of $3.2 million or 9% over net income of $35.0 million for 1998. Diluted earnings per share were $0.68 for 1999, an increase of 8%, compared to the $0.63 earnings per share in 1998. Return on average equity and return on average assets were 22.52% and 1.58% respectively for 1999 and 21.47% and 1.44% respectively for 1998.

Net income for the fourth quarter of 1999 was $9.4 million, an increase of 7% from the $8.8 million reported in the fourth quarter 1998. Diluted earnings per share were $0.17 for the quarter, or 6% greater than the $0.16 per share reported in 1998's fourth quarter. Return on average equity and return on average assets for the fourth quarter were 21.92% and 1.58% respectively for 1999, compared to 20.90% and 1.42% respectively for the fourth quarter of 1998.

All per share results for 1999 and 1998 have been adjusted for the two for one stock split declared in 1999.

Highlights
Robert A. McCormick, TrustCo's President and Chief Executive Officer commented on the strong results for the quarter and full year 1999. "The results for the fourth quarter and for all of 1999 are right on target with our plans for the year and establish a strong foundation to move forward into the year 2000 with our plans for a return on average equity of 23%. I am very encouraged by these results as an indication that our banking strategy of delivering high quality services through our network of community based branches is not only meeting our customers needs, but also providing the desired financial results for our shareholders".

"With respect to the Year 2000 computer concerns, I was pleased to see that all of our planning and testing led to a successful transition of our systems into the new millennium. We experienced no difficulties with our computer systems, and have had consistently smooth operations since the century date change. I am happy to have this project behind us," said Mr. McCormick.

TrustcoBankUSA.com
Earlier in 1999, TrustCo announced plans to launch a service delivery channel on the Internet under the banner of "TrustcoBankUSA". Commenting on the plans, Mr. McCormick stated, "We are on track for our web based service delivery mechanism to be operational in the first half of 2000. We will principally utilize this delivery channel for deposit gathering and bill paying functions for new account relationships that are looking for web only access. TrustCo is dedicated to the physical network of community based branches that we have developed, but we also need to recognize the growing element of our customer base that is looking for service delivery utilizing non-traditional methods. TrustcoBankUSA is our solution."

TrustcoBankUSA will operate as a division of Trustco Bank, N.A., and offer deposit accounts and bill payment via Internet access.

Full Year 1999 Results
Net income for 1999 was $38.2 million, an increase of 9% over the net income of $35.0 million in 1998. The increase in net income combined with TrustCo's capital management process resulted in a return on average equity for 1999 of 22.52%.

TrustCo's efficiency ratio for 1999 was 38.62% compared to 40.26% in 1998. Commenting on these results Mr. McCormick noted "The delivery of high quality banking services at the lowest cost possible is the hallmark of this Company. Year after year we are rated among the most efficient banks in the country. The results for 1999 are world class."

During 1999, TrustCo paid 79% of its net income to shareholders in the form of cash dividends. As Mr. McCormick noted, TrustCo's operating philosophy "is to return to our owners any excess capital that cannot be effectively utilized by the Company while at the same time maintaining adequate capital to qualify as a well capitalized institution for regulatory purposes". Also, during 1999 TrustCo declared a two for one stock split and increased the annual cash dividend to $0.60 per share.

Also during 1999, the average total assets balance at TrustCo decreased by $22.0 million to $2.4 billion. Commenting on this Mr. McCormick noted "For 1999 we developed a plan to eliminate a significant amount of the high cost deposits that had accumulated in the Bank, while at the same time increasing our overall net interest margin. We decreased deposits on average by $26 million during 1999 as a result of changing our deposit pricing philosophy, and we increased our net interest margin by 35 basis points to 4.16% for the year. The increased margin was especially important because it resulted from 63 basis points reduction in deposit cost and an increase in the relative balance of our funds invested in higher yielding investments and loans in 1999 versus 1998." The increase in net interest margin resulted in an increase in the taxable equivalent net interest income of $8.1 million for 1999.

Fourth Quarter Results
Net income of $9.4 million for the fourth quarter of 1999 was 7% greater than the $8.8 million for the same period in 1998. Return on average equity for the fourth quarter was 21.92% for 1999 compared to 20.90% for 1998. The efficiency ratio for the quarter was 37.58% in 1999 and 41.92% in 1998.

During the quarter the provision for loan losses was $1.1 million in 1999 compared to $1.2 million in1998. Securities transactions during the quarter resulted in losses of $3.2 million in 1999 compared to securities gains of approximately $700 thousand in 1998. At December 31, 1999, nonperforming assets had decreased to $11.7 million from $12.2 million at September 30, 1999 and $17.6 million at December 31, 1998. The allowance for loan losses increased slightly to $55.8 million at year-end 1999 and represents 4.14% of loans outstanding.

TrustCo Bank Corp NY is a $2.4 billion bank holding company which serves the financial needs of customers through its banking subsidiary, Trustco Bank, National Association. Trustco Bank operates 53 bank offices, in Albany, Columbia, Greene, Rensselaer, Saratoga, Schenectady, Schoharie, Warren and Washington Counties. In addition, Trustco Bank operates a full service Trust Department with $1.37 billion of assets under management.

Except for historical information contained herein, the matters discussed in this news release and other information contained in TrustCo's Securities and Exchange Commission filings may express "forward looking statements". Those "forward looking statements" may involve risk and uncertainties, including statements concerning future events or performance and assumptions and other statements that are other than statements of historical facts. TrustCo wishes to caution readers not to place undue reliance on any forward looking statements, which speak only as of the date made. Readers are advised that various risk factors, including but not limited to: (1) credit risk, (2) interest rate risk,
(3) competition, (4) certain vendors critical systems or services failing to comply with Year 2000 programming issues, (5) changes in the regulatory environment, and (6) changes in general business and economic trends, could cause the actual results or circumstances for future periods to differ materially from those anticipated or projected.

TrustCo does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to any forward looking statements to reflect the occurrence of unanticipated events or circumstances after the date of such statement.


                                      # # #

TRUSTCO BANK CORP NY
SCHENECTADY, NY


(dollars in thousands, except per share data)


                                                                                         Three Months Ended

                                                                  12/31/99                    09/30/99                    12/31/98

Summary of operations
 Net interest income (TE)                                          $25,036                      24,788                      22,197
   Provision for loan losses                                         1,050                       1,000                       1,230
   Net securities transactions                                      (3,216)                     (1,153)                        727
   Noninterest income                                                5,064                       5,051                       6,779
   Noninterest expense                                              10,581                      11,500                      14,180
   Net income                                                        9,398                       9,972                       8,762

Per common share (1)
   Net income per share:
          - Basic                                                     0.18                        0.19                        0.16
          - Diluted                                                   0.17                        0.18                        0.16
   Cash dividends                                                    0.150                       0.138                       0.138
   Book value at period end                                           3.11                        3.21                        3.47
   Market price at period end                                        13.25                       14.77                       15.00

At period end
   Full time equivalent employees                                      455                         466                         480
   Full service banking offices                                         53                          53                          53

Performance ratios
   Return on average assets                                           1.58 %                      1.64                        1.42
   Return on average equity (2)                                      21.92                       23.22                       20.90
   Efficiency (3)                                                    37.58                       37.41                       41.92
   Net interest spread (TE)                                           3.92                        3.78                        3.30
   Net interest margin (TE)                                           4.39                        4.25                        3.79
   Dividend payout ratio                                             85.54                       74.17                       84.24

Capital ratios at period end (4)
   Total equity to assets                                             7.13                        7.09                        6.78
   Tier 1 risk adjusted capital                                      13.55                       13.27                       12.77
   Total risk adjusted capital                                       14.84                       14.56                       14.06

Asset quality analysis at period end
   Nonperforming loans to total loans                                 0.73                        0.74                        0.94
   Nonperforming assets to total assets                               0.49                        0.51                        0.71
   Allowance for loan losses to total loans                           4.14                        4.17                        4.11
   Coverage ratio (5)                                                 5.6 X                       5.6 X                       4.4 X

(1)  All share and per share information is adjusted for the 2 for 1 stock split declared August, 1999.
(2)  Average equity excludes the effect of the market value adjustment for securities available for sale.
(3)  Calculated as noninterest expense (excluding ORE expense and any nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding ORE income and net securities transactions).
(4)  Capital ratios exclude the effect of the market value adustment for securities available for sale.
(5)  Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.



                                                                Twelve Months Ended
                                                        12/31/99                    12/31/98
Summary of operations
   Net interest income (TE)                              $97,195                      89,117
   Provision for loan losses                               5,063                       4,610
   Net securities transactions                            (5,446)                        998
   Noninterest income                                     20,862                      21,124
   Noninterest expense                                    45,636                      48,765
   Net income                                             38,185                      35,015

Per common share (1)
   Net income per share:
          - Basic                                           0.71                        0.65
          - Diluted                                         0.68                        0.63
   Cash dividends                                           0.563                       0.496
   Book value at period end                                 3.11                        3.47
   Market price at period end                              13.25                       15.00

Performance ratios
   Return on average assets                                 1.58 %                      1.44
   Return on average equity (2)                            22.52                       21.47
   Efficiency (3)                                          38.62                       40.26
   Net interest spread (TE)                                 3.70                        3.33
   Net interest margin (TE)                                 4.16                        3.81
   Dividend payout ratio                                   79.16                       75.97













CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

                                                               12/31/99                    12/31/98

ASSETS
  Loans, net                                                 $1,293,989                   1,268,328
  Securities available for sale                                 640,830                     717,410
  Other short-term investments                                    9,970                      24,979
  Federal funds sold                                            266,000                     358,000
                                                         ---------------------------------------------

     Total earning assets                                     2,210,789                   2,368,717

  Cash and due from banks                                        54,542                      41,950
  Bank premises and equipment                                    16,209                      17,022
  Other assets                                                   82,482                      57,391
                                                        ----------------------------------------------

     Total assets                                            $2,364,022                   2,485,080
                                                     ====================================================
LIABILITIES
  Deposits:
     Demand                                                    $155,313                     154,358
     Interest-bearing checking                                  272,384                     266,027
     Savings                                                    641,650                     660,376
     Money Market                                                58,557                      58,061
     Certificates of deposit > $100 thou                        115,636                     139,310
     Other time deposits                                        751,369                     829,282
                                                       -----------------------------------------------

       Total deposits                                         1,994,909                   2,107,414

  Short-term borrowings                                         152,782                     147,924
  Other liabilities                                              49,975                      43,900
                                                       ------------------------------------------------

     Total liabilities                                        2,197,666                   2,299,238

SHAREHOLDERS' EQUITY                                            166,356                     185,842
                                                       ------------------------------------------------

     Total liabilities and
       shareholders' equity                                  $2,364,022                   2,485,080
                                                   ========================================================

Number of common shares
  outstanding, in thousands                                      53,408                      53,585





CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

                                                                               Three Months Ended
                                                         12/31/99                    09/30/99                    12/31/98

Interest income
     Loans                                               $27,002                      26,706                      27,222
     Investments                                          11,147                      11,453                      10,758
     Federal funds sold                                    3,701                       3,932                       4,679
                                                  ---------------------------------------------------------------------------

          Total interest income                           41,850                      42,091                      42,659

Interest expense
     Deposits                                             16,319                      16,799                      19,907
     Borrowings                                            1,571                       1,472                       1,422
                                                  ---------------------------------------------------------------------------

          Total interest expense                          17,890                      18,271                      21,329
                                                  --------------------------------------------------------------------------

          Net interest income                             23,960                      23,820                      21,330

Provision for loan losses                                  1,050                       1,000                       1,230
                                                  --------------------------------------------------------------------------
         Net interest income after
            provision for loan losses                     22,910                      22,820                      20,100

Net securities transactions                               (3,216)                     (1,153)                        727
Noninterest income                                         5,064                       5,051                       6,779
Noninterest expense                                       10,581                      11,500                      14,180
                                                  --------------------------------------------------------------------------

Income before income taxes                                14,177                      15,218                      13,426
Income tax expense                                         4,779                       5,246                       4,664
                                                  --------------------------------------------------------------------------

Net income                                                $9,398                       9,972                       8,762
                                                  ==========================================================================


Net income per share:
          - Basic                                         $0.18                        0.19                        0.16
          - Diluted                                        0.17                        0.18                        0.16

Avg equivalent shares outstanding, in thousands:
          - Basic                                         53,541                      53,722                      53,589
          - Diluted                                       55,778                      55,952                      56,029
                                                 ===========================================================================



CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

                                                                                     Twelve Months Ended
                                                                             12/31/99                    12/31/98

Interest income
     Loans                                                                   $106,734                     110,635
     Investments                                                               44,440                      40,879
     Federal funds sold                                                        16,031                      22,536
                                                                        ------------------------------------------------

          Total interest income                                              167,205                     174,050

Interest expense
     Deposits                                                                 68,041                      81,596
     Borrowings                                                                5,972                       6,751
                                                                       --------------------------------------------------

          Total interest expense                                              74,013                      88,347
                                                                       --------------------------------------------------

          Net interest income                                                 93,192                      85,703

Provision for loan losses                                                      5,063                       4,610
                                                                       --------------------------------------------------

          Net interest income after
            provision for loan losses                                         88,129                      81,093

Net securities transactions                                                   (5,446)                        998
Noninterest income                                                            20,862                      21,124
Noninterest expense                                                           45,636                      48,765
                                                                       --------------------------------------------------

Income before income taxes                                                    57,909                      54,450
Income tax expense                                                            19,724                      19,435
                                                                       --------------------------------------------------

Net income                                                                   $38,185                      35,015
                                                                      ===================================================


Net income per share:
          - Basic                                                              $0.71                        0.65
          - Diluted                                                             0.68                        0.63

Avg equivalent shares outstanding, in thousands:
          - Basic                                                             53,696                      53,627
          - Diluted                                                           55,910                      55,907
                                                                     ====================================================


CONSOLIDATED AVERAGE BALANCE SHEETS
(in thousands)

                                                                           Three Months Ended
                                                    12/31/99                    09/30/99                    12/31/98

Total assets                                           $2,362,258                   2,407,449                   2,450,492
Shareholders' equity                                      172,636                     174,485                     186,084
Total loans                                             1,342,352                   1,331,901                   1,323,228
Interest earning assets                                 2,289,312                   2,340,493                   2,355,604
Interest-bearing liabilities                            1,986,938                   2,032,121                   2,075,911



                                                                 Twelve Months Ended
                                                         12/31/99                    12/31/98

Total assets                                           $2,411,195                   2,433,238
Shareholders' equity                                      179,484                     180,103
Total loans                                             1,329,458                   1,311,967
Interest earning assets                                 2,335,682                   2,338,838
Interest-bearing liabilities                            2,036,442                   2,073,276

